EXHIBIT 10.1

2009 Base Salaries and Target Discretionary Bonuses

Officer	Position	Maximum Base Salary	Target Cash Discretionary Bonus	Target Equity Discretionary Bonus
Shane Evangelist	Chief Executive Officer	$368,000	$147,000	92,000 shares
Aaron Coleman	Executive Vice President of Operations and Chief Information Officer	$263,000	$131,000	—
Houman Akhavan	Vice President of Marketing	$250,000	$91,000	—